UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/21/2008

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

650 Gateway Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 21, 2008, Anesiva, Inc. ("Anesiva") entered into an exclusive license and distribution agreement (the "Agreement") with Lee's Pharmaceutical (HK) Limited ("Lee's Pharma") relating to Anesiva's ZingoTM (lidocaine hydrochloride monohydrate) powder intradermal injection product. Under the terms of the Agreement, Lee's Pharma will be the exclusive distributor of the Zingo product in People's Republic of China, Hong Kong and Macau. Pursuant to the Agreement, Anesiva will receive an upfront payment, royalty payments, and payment for the achievement of a milestone. The Agreement also requires that Zingo devices sold in the licensed territories be sourced from the Zingo assembly facility under construction through Wanbang Anesiva (Jiangsu) Biotech Co., Ltd. a joint venture with Jiangsu Wanbang Pharmaceutical Co., Ltd.

The foregoing is a summary description of the terms and conditions of the Agreement and by its nature is incomplete. It is qualified in its entirety by the text of the Agreement, a copy of which will be filed as an exhibit to Anesiva's quarterly report on Form 10-Q for the quarter ended June 30, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: July 23, 2008	By:	/s/ Jean-Frederic Viret
Jean-Frederic Viret
Vice President and Chief Financial Officer